Exhibit 10.3

JOCK BROWN

EMPLOYMENT AGREEMENT

AMENDMENT NUMBER 2

THIS EMPLOYMENT AGREEMENT AMENDMENT 2 (this “Amendment”), effective as of January 20, 2010 (the “Effective Date”), by and between FIRST NATIONAL BANK OF OTTAWA, a national banking association (the “Bank”), FIRST OTTAWA BANCSHARES, INC., a Delaware corporation (the “Holding Company”) (the Bank and the Holding Company shall collectively be referred to as the “Corporation”) and JOCK BROWN (the “Executive”).

RECITALS

WHEREAS, the Corporation and the Executive previously entered into that certain Employment Agreement dated November 1, 2002, as subsequently amended (the “Agreement”);

WHEREAS, pursuant to Section 12(d) of the Agreement, the Agreement may be amended in writing with the signature of each party; and

WHEREAS, the parties desire to amend the Agreement on the terms hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is agreed and acknowledged by the parties hereto, effective as of the Effective Date, the Agreement is amended to read as follows:

AGREEMENTS

1.                                       Section 3 (a) and (b) of the Agreement are amended in their entirety and replaced by the following:

“(a)                            The Corporation shall pay Executive an annual base salary of $248,182 (the “Base Salary”).  The Base Salary shall be adjusted on January 1, 2010 and annually thereafter, to an amount within a range of the base salaries (exclusive of bonuses and other incentive compensation, but inclusive of directors fees), of the third quartiles for a president and chief executive officer of an independent bank for $100-250 million and $250-500 million institutions in Illinois as reported in the most recent Illinois Banker’s Association Annual Survey, but not less than the previous year’s Base Salary.  The Base Salary shall be payable in accordance with the Corporation’s ordinary payment practices and shall be subject to withholding and employment taxes.”

“(b)                           Executive shall continue to participate in the employee bonus plan and shall remain a participant in the “Impact Group” for allocation of bonuses under the plan, as that plan is constituted and as amended from time to time.  The Corporation may adjust the allocation, as necessary, to accommodate non-operating fluctuations in book value.”

All other terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above set forth.

FIRST NATIONAL BANK OF OTTAWA

By:	/s/ Thomas P. Rooney	/s/ Jock Brown
Name:	Thomas P. Rooney	Jock Brown
Its:	Chairman

2835 Emerald Drive
Ottawa, IL 61350
[Address]